                                                                    Exhibit 1.1

                                  $100,000,000

                         NATIONAL HEALTH INVESTORS, INC.

                              7.30% NOTES DUE 2007

                             UNDERWRITING AGREEMENT

                                                                   June 25, 1997

Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

      National Health Investors, Inc., a Maryland corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell $100,000,000 aggregate principal amount of its 7.30% Notes due 2007 (the "Notes") to Smith Barney Inc. (the "Underwriter"). The Notes will be issued pursuant to the provisions of the Indenture dated as of December 13, 1995 between the Company and Sun Trust Bank, Nashville, N.A., as Trustee (the "Trustee") as supplemented by the Second Supplemental Indenture thereto to be dated as of June 30, 1997 (as so supplemented, the "Indenture").

      The Company wishes to confirm as follows its agreement with you in connection with the purchase by you of the Notes.

      1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement (file number 33-85398) on Form S-3 under the Act (the "registration statement"), including a prospectus relating to the Notes, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and have been filed with the Commission. Such registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such registration statement, as amended at the date of this Agreement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such registration statement, as so amended, describing the Notes and the offering thereof, in such form as has been provided to or discussed with, and approved by the Underwriter. The term "Registration Statement" as used in this Agreement means the registration statement, as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Basic Prospectus" as used in this Agreement means the prospectus included in the Registration Statement. The term "Prepricing Prospectus" as used in this Agreement means any preliminary form of the prospectus (as defined herein) specifically relating to the Notes, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 of the Rules and Regulations. The term "Prospectus Supplement" as used in this Agreement means any prospectus supplement specifically relating to the Notes, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement








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except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference in this Agreement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Basic Prospectus, such Prepricing Prospectus, such Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

      2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell the Notes to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase the Notes from the Company, at a purchase price of 99.003268% of the principal amount thereof.

      3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriter proposes to make a public offering of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

      4. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Underwriter of and payment for the Notes shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on June 30, 1997 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between you and the Company.

      The Notes will be delivered to you against payment of the purchase price therefor specified in Section 2 hereof by wire transfer to an account previously designated to Smith Barney Inc. by the Company of federal (same day) funds and registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriter shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

     5. AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriter as follows:

        a. If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

        b. The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended








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or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

     c. The Company will furnish to you, without charge (i) two signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Indenture and the Incorporated Documents, without exhibits, as you may request, and (iv) two copies of the exhibits to the Incorporated Documents.

     d. The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall object.

     e. Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus and of each form of the Prospectus Supplement. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriter and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus and each Prospectus Supplement so furnished by the Company.

     f. As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, the Company will expeditiously deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriter and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriter and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

     g. The Company will cooperate with you and counsel to the Underwriter in connection with the registration or qualification of the Notes for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now otherwise required to be so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

        h. The Company will make generally available to its securityholders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

         i. So long as any of the Notes are outstanding, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

        j. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriter) incurred by you in connection herewith.

        k. The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description thereof set forth in the Prospectus.

        l. If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

        m. Except as stated in this Agreement and in the Prepricing Prospectus, Prospectus Supplement and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

        n. The Company will use its best efforts to continue to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code.

        o. The Company will not file any registration statement with the Commission for the registration of any securities of the Company for a period of 30 days after the date of the Prospectus Supplement without the prior written consent of Smith Barney Inc.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter that:

        a. No order preventing or suspending the use of any Prepricing Prospectus or the Prospectus Supplement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

        b. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by all necessary corporate action of the Company, and, at the Closing Date, this Agreement will have been duly executed and delivered by the Company, and this Agreement will constitute a valid and binding instrument of the Company enforceable against the Company in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating





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to creditors' rights generally and to the application of equitable principles in any proceeding, whether at law or in equity, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

        c. Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

        d. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto, including the Prospectus Supplement, when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus (or any supplement or amendment thereto) made in reliance upon and in conformity with (i) information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein or (ii) the Trustee's Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act").

        e. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        f. The Company has not distributed and, prior to the later to occur of
(i) the Closing Date and (ii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prepricing Prospectus, the Prospectus Supplement, the Prospectus or other materials, if any, permitted by the Act.

        g. The Indenture has been duly and validly authorized and, upon its execution, delivery and performance by the Company and assuming due execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and has been (or will have been) duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus.

        h. The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and the Notes will conform to the description thereof in the Registration Statement and the Prospectus.

        i. The authorized and outstanding capital stock of the Company is as set forth under the caption "Description of the Company's Capital Stock" in the Prospectus. All outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is free of any preemptive or similar rights;








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        j. No holder of any security of the Company or any other person has the right, contractual or otherwise, which right has not been waived by the holder thereof, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Notes, or (B) as a result of the filing of the registration statement or consummation of the transactions contemplated by this Agreement, to require registration under the Act of any securities of the Company.

        k. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The term "Subsidiary" or "Subsidiaries" means (A) a corporation, a majority of the voting or capital stock of which is, at the time, directly or indirectly owned by the Company and (B) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity (other than a corporation) (collectively, a "Person") in which the Company, directly or indirectly, (i) owns a majority of the equity interest thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body of such Person or otherwise has control over such Person (e.g., as the general or managing partner of a partnership. The term "Covered Subsidiary" means NHI REIT, Inc., NHI of Alabama, Ltd., NHI of Florida, Ltd., NHI of Georgia, L.P., NHI of Kentucky, Ltd., NHI of Missouri, L.P., NHI of South Carolina, L.P., NHI of Tennessee, L.P.
and NHI of Virginia, L.P.).

        l. The Company is organized and operates in a manner so as to qualify as a REIT under the Code; the Company elected to be taxed as a REIT commencing with the Company's taxable year ended December 31, 1991 and will continue to so elect.

        m. Each Covered Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, if a corporation, and is legally formed and validly existing under the laws of the jurisdiction of its organization, if a partnership, association or business organization, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Each Subsidiary is duly registered and qualified to conduct its business (and, if a corporation, is in good standing) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect; all the outstanding shares of capital stock of each Covered Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all ownership interests in each Subsidiary that is not a corporation have been validly created pursuant to the partnership or other agreements or organizational documents of each such Subsidiary, and the shares or other interests owned by the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

        n. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be disclosed in the Registration Statement or the Prospectus but are not disclosed as required, and there are no agreements, indentures, leases or other instruments that are required to be disclosed in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not disclosed or filed as required by the Act or the Exchange Act.

        o. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation, by-laws, partnership agreements, or other organizational documents, or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including any lending or banking law, governmental rule or regulation, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease, mortgage or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

        p. Neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement or the Indenture by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Notes under the Act, the qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, bylaws, partnership agreements, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease, mortgage or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

        q. The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act, the Exchange Act and the respective rules and regulations thereunder.

        r. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

        s. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operation of the Company and the Subsidiaries taken as a whole.

        t. The Company or the Subsidiaries has good and marketable title to all of the property (real and personal) disclosed in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are disclosed in the Registration Statement and the Prospectus or in any other document previously made available to the Underwriter or to its counsel or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries, and all the property disclosed in the Prospectus as being held under lease by the Company and each of the Subsidiaries is held by it under valid, subsisting and enforceable leases, free and clear of all liens, claims, security interests and other encumbrances.

        u. The Company and the Subsidiaries have title insurance or rights to make a claim against another party on all real properties described in the Prospectus as owned or leased by them (collectively, the "Properties"), in an amount at least equal to the aggregate acquisition price paid by the Company or the Subsidiaries for such Properties and the cost of construction of the improvements located on such properties.

        v. The Company and the Subsidiaries have title insurance or rights to make a claim against another party on all real properties described in the Prospectus as having been financed by them pursuant to a mortgage loan in an amount at least equal to the aggregate principal amount of each such mortgage loan.

        w. The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business as presently conducted and in the manner disclosed in the Prospectus, including the necessary lending or banking law permits, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as disclosed in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

        x. The Company and the Subsidiaries maintain insurance of the types and in amounts generally deemed adequate for their businesses, all of which insurance is in full force and effect.

        y. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        z. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation.

        aa. The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

        bb. The Company is not now, and, after sale of the Notes to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        cc. The Company and the Subsidiaries and, to the Company's knowledge, the owner and operator of any property on which the Company or the Subsidiaries holds a mortgage and the operator of any property owned by the Company or the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (as regulated by such laws and regulations) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals under applicable Environmental Laws required in connection with their businesses, properties or assets as conducted or contemplated to be conducted as described in the Registration Statement, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

        dd. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling, treatment, spill, discharge, leak, emission, injection, dumping, or release of hazardous or toxic substances or wastes, pollutants or contaminants by the Company or the Subsidiaries or, to the knowledge of the Company, by any other person, at, to, or from any property (including the Properties) now or previously owned or operated by the Company or the Subsidiaries or now or previously subject to a mortgage held by the Company or the Subsidiaries, except for any such storage, disposal, generation, manufacture, refinement, transportation, handling, treatment, spill, discharge, leak, emission, injection, dumping, or release which would not have, or could not be reasonably likely to have singularly or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, there has been no spill, discharge, leak, emission, injection, escape, dumping, or release at any other location of any hazardous or toxic substances or wastes, pollutants or contaminants generated at any property (including the Properties) now or previously owned or operated by the Company or the Subsidiaries or now or previously subject to a mortgage held by the Company or the Subsidiaries, except for any such spill, discharge, leak, emission, injection, dumping, or release which would not have, or could not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect.

        ee. The Company has complied with all provisions of Florida Statutes, ss. 517.075, relating to issuers doing business with Cuba.

        ff.The Company has filed all reports and other documents required to be filed by it under the Exchange Act.

        gg. None of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of the Closing Date, constitute "plan assets," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        hh. Subject to the provisions of applicable law, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying dividends to the Company, from making any other distributions on such Subsidiary's capital stock or from repaying to the Company any loans or advances to such Subsidiary's property or assets to the Company.

        ii.The information and disclosures regarding the Company's directors and officers, contained in the Company's Proxy Statement for the Annual Meeting of Stockholders held on March 20, 1997, (i) are accurate and consistent with the information provided to the Company by each director and officer for that purpose and (ii) did not omit to disclose any fact that should have been so disclosed under the rules and regulations of the Exchange Act governing Proxy Statement disclosure obligations.


     7. INDEMNIFICATION AND CONTRIBUTION. a. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of the Underwriter and each such controlling person, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph with respect to any Prepricing Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter or any agent, employee, officer or director of the Underwriter or such controlling person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        b. If any action, suit or proceeding shall be brought against any person entitled to indemnification pursuant to the preceding paragraph in respect of which indemnity may be sought against the Company pursuant to the provisions of the preceding paragraph, such indemnified party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such indemnified party). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement (or for indemnification of the indemnified parties who are parties to such settlement in respect of the subject matter of such settlement) of any such action, suit or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless, to the extent provided in the preceding paragraph, any indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        c. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the agents and employees of the Company and each such controlling person, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person, or any agent or employee of the Company or any such controlling person, based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, any of its directors, any such officer, and any such controlling person, and any agents and employees of the Company and each such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

        d. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        e. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        f. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        g. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnified party, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any indemnified party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. CONDITIONS OF UNDERWRITER'S OBLIGATION. The obligation of the Underwriter to purchase the Notes hereunder are subject to the following conditions:

        a. If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Additional Registration Statement to be declared effective before the offering of the Notes may commence, the registration statement or such post-effective amendment or Additional

Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

        b. Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your reasonable opinion would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any material statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or you and your counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, materially adversely affect the market for the Notes.

        c. You shall have received on the Closing Date, an opinion of Harwell Howard Hyne Gabbert & Manner P.C., counsel for the Company, dated the Closing Date and addressed to you, to the effect that:

           i. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland. Each of the Company's Covered Subsidiaries is duly organized and validly existing and in good standing in the jurisdiction of its incorporation, if a corporation, and is legally formed and validly existing under the laws of the jurisdiction of its organization, if a partnership, association or business organization. The Company and the Covered Subsidiaries are duly registered and qualified to transact business as foreign corporations or limited partnerships and are in good standing under the laws of each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification;

           ii. The Company and the Covered Subsidiaries have the respective corporate or organizational powers to own or lease their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto);

           iii. The issued shares of capital stock of each Covered Subsidiary that is a corporation and all ownership interests in each Covered Subsidiary that is not a corporation owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims;

           iv. The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

           v. To the best knowledge of such counsel, no holders of securities of the Company are entitled to have securities of the Company registered, as a result of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, under the Act;

           vi. The Company has corporate power to enter into this Agreement and to carry out all the terms and provisions thereof to be carried out by it. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action of the Company and has been duly executed and the Agreement constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the

      Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

           vii. The Indenture and the Second Supplemental Indenture thereto have been duly qualified under the 1939 Act, duly and validly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and assuming due execution and delivery by the Trustee, constitute valid and legally binding instruments enforceable against the Company in accordance with their terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles, and the Indenture conforms in all material respects to the description thereof in the Registration Statement and the Prospectus;

           viii. The Notes sold by the Company hereunder have been duly and validly authorized and executed by the Company and, assuming due authentication of the Notes by the Trustee in accordance with the Indenture, upon delivery to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles, and the Notes conform in all material respects to the description thereof in the Registration Statement and the Prospectus;

           ix. To the best knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), and are not described therein; and, to the best knowledge of such counsel, no agreement, indenture, lease or other material document is required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or to be filed as an exhibit to the Registration Statement or Incorporated Document that is not described therein or filed as required;

           x. The issuance, offering and sale of the Notes by the Company pursuant to this Agreement, the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated in this Agreement (a) do not require the consent, approval, authorization or other order of, registration or qualification of or with any governmental authority or official (except such as have been obtained under the Act, the 1939 Act, and such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Notes) and (b) do not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, or any judgment, decree, order, rule or regulation of any court or governmental authority or any arbitrator to the best knowledge of such counsel that is applicable to the Company or any of the Subsidiaries;

           xi. The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

           xii. The Company is not, and after the sale of the Notes and the application of the net proceeds therefrom as disclosed in the Prospectus under the caption "Use of Proceeds" will not be, required to be registered under the 1940 Act; and

           xiii. The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included and incorporated by reference therein and, with respect to the Registration Statement, except for the Statement of Eligibility under the 1939 Act of the Trustee, as to all of which such counsel need not only express any opinion) comply as to form in all material respects with the requirements of the Act;

     In addition, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document and, with respect to the Registration Statement, the Statement of Eligibility under the 1939 Act of the Trustees under the Senior Debt Notes Indenture and the Subordinated Debt Notes Indenture).

     It is understood that such counsel is only admitted to practice in the State of Tennessee. With respect to the foregoing opinions which relate to Maryland law, such opinions are based solely upon such counsel's review of the documents specified in a listing previously delivered to the Underwriter; further such counsel may assume that the laws of the State of Maryland are identical to the laws of the State of Tennessee.

          d. You shall have received on the Closing Date, an opinion of Goodwin, Procter & Hoar LLP, special tax counsel for the Company, dated the Closing Date and addressed to you, to the effect that:

          i. The discussions in the Prospectus and the Prospectus Supplement under the captions "ERISA Considerations" are accurate in all material respects;

          ii. The Company was and is organized in conformity with the requirements for qualification as a REIT and its method of operation, as described in the Prospectus and Prospectus Supplement, permits it to meet the requirements for qualification under the Code;

          iii. The discussions in the Prospectus and the Prospectus Supplement under the captions "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations" are accurate in all material respects; and

          iv. None of the Subsidiaries is a taxable entity separate from the Company for Federal income tax purposes

          e. You shall have received on the Closing Date, an opinion of Richard
     F. LaRoche, Jr., General Counsel of the Company, dated the Closing Date and addressed to you, to the effect that:

          i. No legal or governmental proceedings are pending or threatened to which the Company or any of the Subsidiaries is or may be a party or to which the property of the Company or any of the Subsidiaries is or may be subject that are required to be described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), and are not described therein;

           ii. No agreement, indenture, lease or other material document is required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or to be filed as an exhibit to the Registration Statement or Incorporated Document that is not described therein or filed as required;

           iii. The Company and each of the Covered Subsidiaries are duly licensed or authorized in each jurisdiction where they are required to be so licensed or authorized to conduct their respective businesses; the Company and each of the Subsidiaries have all other necessary orders, consents, approvals, permits, licenses, franchises and authorizations of and from all regulatory authorities to conduct their respective businesses as presently conducted, including the necessary lending or banking law permits, and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of the Subsidiaries has received any notification from any regulatory authority to the effect that any additional approval is required to be obtained by the Company or any of the Subsidiaries;

           iv. The issuance, offering and sale of the Notes by the Company pursuant to this Agreement, the compliance by the Company with the other provisions hereunder and the Indenture and the consummation of the transactions contemplated herein and therein, do not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, or other agreement or instrument to which the Company or any of the Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of the Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator and applicable to the Company or any of the Subsidiaries;

           v. Neither the Company nor any of the Subsidiaries is (i) in violation of its respective certificate or articles of incorporation, bylaws, partnership agreements, or other organizational documents; or (ii) to the best knowledge of such counsel after reasonable inquiry, is (A) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease, or other instrument known to such counsel to which such person is a party or by which any of them or their respective properties may be bound, or (B) in violation of any law, ordinance, administrative or governmental rule or regulation, including any lending or banking law, governmental rule or regulation, applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

           vi. Each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion), when filed, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

           vii. The Company has filed all reports and other documents required to be filed by it under the Exchange Act; and when filed, such reports and documents complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

     In addition, such counsel shall state that he has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused him to believe that the Registration Statement (including the Incorporated Documents), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements herein, in the light of the circumstances under which they were or are made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the

Prospectus or any Incorporated Document or with respect to the Statement of Eligibility under the 1939 Act of the Trustee under the Indenture.

        f. You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Underwriter, dated the Closing Date and addressed to you, with respect to the matters referred to in clauses (vi), (vii), (viii),
(xi) and (xiii) of the foregoing paragraph (c) and the last paragraph of the foregoing paragraph (c), and such other related matters as you may request.

        g. You shall have received letters addressed to you, dated the date hereof and the Closing Date, from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

        h. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this
Section 8(h) and in Sections 8(i) and 8(j) hereof.

        i. There shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its rating assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

        j. The Company shall not have failed at or prior to the Closing Date in any material respect to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        k. You shall have received a certificate dated the Closing Date signed by the chief accounting officer of the Company substantially in the form heretofore approved by you, respecting the Company's compliance with the financial covenants contained in the credit agreements and certain other agreements to which the Company is a party.

        l. The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel to the Underwriter.

     Any certificate or document signed by any officer of the Company and delivered to you or counsel to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

     9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing (or reproduction), and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, each amendment or supplement to any of them, this Agreement, the Indenture and the Statement of Eligibility and Qualification of the Trustee; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of the Notes, including any stamp taxes in connection with the original issuance of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;
(vii) the transportation and other expenses incurred by or on behalf of the Company and its representatives in connection with presentations to prospective purchasers of the Notes; (viii) the fees and expenses of the Trustee; (ix) the fees and expenses associated with obtaining ratings for the Notes from nationally recognized statistical rating organizations; (x) the fees and expenses of the Company's accountants in excess of $5,000 (with the Underwriter agreeing to pay the first $5,000 of such fees and expenses); and (xi) the fees and expenses of counsel (including local and special counsel) for the Company. In no event shall the Company be liable to the Underwriter for loss of anticipated profits from transactions contemplated by this Agreement. The Underwriter agrees to reimburse the Company for out-of-pocket expenses of up to $50,000 incurred in connection with the sale of the Notes.

     10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Additional Registration Statement to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the registration statement or such post-effective amendment or Additional Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

      11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date, (i) trading in the Common Stock of the Company shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes by the Underwriter.

     Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12. INFORMATION FURNISHED BY THE UNDERWRITER. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 6(d) and 7 hereof.

     13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 100 Vine Street, Suite 1202, Murfreesboro, Tennessee 37130,
Attention: Richard F. LaRoche Jr., Esq. with a copy to Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, 315 Deadrick Street, Nashville, Tennessee 37238, Attention: Ernest Hyne, Esq.; or (ii) if to you, in care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: Manager, Investment Banking Division, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, Attention:
Frederick W. Kanner, Esq..

     This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Notes in his status as such purchaser.

     14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

      Please confirm that the foregoing correctly sets forth the agreement between the Company and each of you.


                                       Very truly yours,


                                       NATIONAL HEALTH INVESTORS, INC.


                                       By: /s/ Richard F. LaRoche, Jr.
                                           ----------------------------------
                                           Name:  Richard F. LaRoche, Jr.
                                           Title: Vice President



Confirmed as of the date first
above mentioned.


By: SMITH BARNEY INC.


By:  /s/ Christopher C. Lynch
    -------------------------------
    Name:  Christopher C. Lynch
    Title: Managing Director